Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
Investor Relations Contact:
Dan Bachus
Chief Financial Officer
Grand Canyon Education, Inc.
602-639-6648
dbachus@gcu.edu
Media Contact:
Bill Jenkins
Grand Canyon Education, Inc.
602-639-6678
bjenkins@gcu.edu
GRAND CANYON EDUCATION, INC. REPORTS
FIRST QUARTER 2010 RESULTS
Grand Canyon Education’s First Quarter Net Revenue up 61.1 Percent; Enrollment up 36.8 Percent;
Operating Income up 117.5 Percent; Net Income up 126.2 Percent
ARIZONA, May 4, 2010—Grand Canyon Education, Inc. (NASDAQ: LOPE), a regionally accredited provider of online and campus-based post-secondary education services, today announced financial results for the quarter ended March 31, 2010.
“We are pleased with our solid financial results for the first quarter. We believe the financial results reflect our commitment to continuous improvement in the areas of curriculum development, instructional strategies and innovative education delivery,” said Brian Mueller, Chief Executive Officer of Grand Canyon Education, Inc. “We are excited about the future as we continue to match the needs of the changing economy to relevant programs that both traditional and non-traditional students continue to seek out and benefit from.”
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Grand Canyon Education, Inc. Reports First Quarter 2010 Results
For the three months ended March 31, 2010:
•	Net revenues increased 61.1% to $89.3 million for the first quarter of 2010, compared to $55.5 million for the first quarter of 2009.
•	At March 31, 2010 our enrollment was approximately 38,900, an increase of 36.8% from our enrollment of approximately 28,400 at March 31, 2009.
•
Operating income for the first quarter of 2010 was $19.6 million, an increase of 117.5% as compared to $9.0 million for the same period in 2009. The operating margin for the first quarter 2010 was 21.9%, compared to 16.2% for the same period in 2009.

•	Adjusted EBITDA increased 105.0% to $23.4 million for the first quarter of 2010, compared to $11.4 million for the same period in 2009.
•	The tax rate in the first quarter of 2010 was 40.6% compared to 40.0% in the first quarter of 2009.
•	Net income increased 126.2% to $11.5 million for the first quarter of 2010, compared to $5.1 million for the same period in 2009.
•	Diluted net income per share was $0.25 for the first quarter of 2010, compared to $0.11 for the same period in 2009.
Balance Sheet and Cash Flow
As of March 31, 2010, the Company had unrestricted cash, cash equivalents and marketable securities of $97.9 million compared to $63.1 million as of December 31, 2009 and restricted cash, cash equivalents and investments at March 31, 2010 and December 31, 2009 of $6.2 million and $3.2 million, respectively. The Company generated $49.1 million in cash from operating activities in the first quarter of 2010 compared to $36.6 million in the same period of 2009. Cash used in investing activities was $14.0 million and $3.3 million for the quarters ended March 31, 2010 and 2009, respectively. In 2010, cash used in investing activities primarily consisted of purchases of computer equipment, and software costs to complete our transition from Datatel to CampusVue and Great Plains, other internal use software projects, furniture and equipment to support our increasing employee base and headcount and ground campus building projects such as a new dorm and recreational center to support our increasing traditional ground student enrollment. In 2009, capital expenditures primarily consisted of computer equipment, leasehold improvements, and office furniture and fixtures to support our increasing employee headcounts. Cash provided by financing activities was $0.3 million in first quarter 2010 as compared to cash used in financing activities of $0.1 million for the quarter ended March 31, 2009.
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Grand Canyon Education, Inc. Reports First Quarter 2009 Results
Second Quarter 2010 Outlook
For the second quarter ending June 30, 2010, enrollment is expected to grow by between 32% and 36%, to between 36,500 and 37,500 students at June 30, 2010 from 27,600 at June 30, 2009, and net revenues by between 47% and 49% to between $92.5 million and $94.0 million from $62.9 million in the second quarter of 2009. Diluted earnings per share is expected to be between $0.23 and $0.24 per share.
2010 Annual Outlook
For fiscal year 2010 we expect net revenues to be between $397 million and $405 million for the year ended December 31, 2010, and enrollment to be between 47,000 and 49,000 at December 31, 2010. The annual tax rate is anticipated to be approximately 40.6%. Diluted earnings per share is expected to be between $1.21 and $1.27 per share.
Forward-Looking Statements
This news release contains “forward-looking statements” which include information relating to future events, future financial performance, strategies expectations, competitive environment, regulation, and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new programs; expectations that regulatory developments or other matters will not have a material adverse effect on our financial position, results of operations, or liquidity; statements concerning projections, predictions, expectations, estimates, or forecasts as to our business, financial and operational results, and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.
Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: our failure to comply with the extensive regulatory framework applicable to our industry, including Title IV of the Higher Education Act and the regulations thereunder, state laws and regulatory requirements, and accrediting commission requirements; the results of the ongoing investigation by the Department of Educations’s Office of Inspector General and the pending qui tam action regarding the manner in which we have compensated our enrollment personnel, and possible remedial actions or other liability resulting therefrom; the ability of our students to obtain federal Title IV funds, state financial aid, and private financing; risks associated with changes in applicable federal and state laws and regulations and accrediting commission standards; our ability to hire and train new, and develop and train existing, enrollment counselors; the pace of growth of our enrollment; our ability to convert prospective students to enrolled students and to retain active students; our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis; industry competition, including competition for qualified executives and other personnel; risks associated with the competitive environment for marketing our programs; failure on our part to keep up with advances in technology that could enhance the online experience for our students; our ability to manage future growth effectively; general adverse economic conditions or other developments that affect job prospects in our core disciplines; and other factors discussed in reports on file with the Securities and Exchange Commission.
Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
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Grand Canyon Education, Inc. Reports First Quarter 2010 Results
Conference Call
Grand Canyon Education, Inc. will discuss its first quarter 2010 results and 2010 outlook during a conference call scheduled for today, May 4, 2010 at 5:00 p.m. Eastern time (ET). To participate in the live call, investors should dial 877-815-5362 (domestic and Canada) or 706-679-7806 (international), passcode 67084793 at 4:50 p.m. (ET). The Webcast will be available on the Grand Canyon Education, Inc. Web site at www.gcu.edu.
A replay of the call will be available approximately two hours following the conclusion of the call through May 3, 2011, at 800-642-1687 (domestic) or 706-645-9291 (international), passcode 67084793. It will also be archived at www.gcu.edu in the investor relations section for 60 days.
About Grand Canyon Education, Inc.
Grand Canyon Education, Inc. is a regionally accredited provider of online postsecondary education services focused on offering graduate and undergraduate degree programs in its core disciplines of education, business, and healthcare. In addition to its online programs, it offers programs at its traditional campus in Phoenix, Arizona and onsite at the facilities of employers. Approximately 38,900 students were enrolled as of March 31, 2010. For more information about Grand Canyon Education, Inc., please visit http://www.gcu.edu.

*
Grand Canyon Education, Inc. is regionally accredited by The Higher Learning Commission of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Grand Canyon University, 3300 W. Camelback Road, Phoenix, AZ 85017, www.gcu.edu.

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Grand Canyon Education, Inc. Reports First Quarter 2010 Results
GRAND CANYON EDUCATION, INC.
Income Statements
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2010	2009
Net revenue	$89,326	$55,459
Costs and expenses:
Instructional costs and services	31,812	17,968
Selling and promotional, including $2,347 and $1,516 to related parties for March 31, 2010 and 2009, respectively	26,876	19,575
General and administrative	10,878	8,833
Exit costs	89	—
Royalty to former owner	74	74

Total costs and expenses	69,729	46,450

Operating income	19,597	9,009
Interest expense	(344)	(667)
Interest income	61	109

Income before income taxes	19,314	8,451
Income tax expense	7,834	3,376

Net income	$11,480	$5,075

Earnings per share:
Basic income per share	$0.25	$0.11

Diluted income per share	$0.25	$0.11

Basic weighted average shares outstanding	45,674	45,474

Diluted weighted average shares outstanding	46,325	45,821

Grand Canyon Education, Inc. Reports First Quarter 2010 Results
GRAND CANYON EDUCATION, INC.
Adjusted EBITDA
Adjusted EBITDA is defined as net income plus interest expense net of interest income, plus income tax expense, and plus depreciation and amortization (EBITDA), as adjusted for (i) royalty payments incurred pursuant to an agreement with our former owner that has been terminated as of April 15, 2008; (ii) contributions made to Arizona school tuition organizations in lieu of the payment of state income taxes; (iii) estimated litigation loss; (iv) exit costs; (v) and share-based compensation. All of the adjustments made in our calculation of Adjusted EBITDA are adjustments to items that management does not consider to be reflective of our core operating performance. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Although we believe that equity-plan related compensation will be a key element of our employee relations and long-term incentives, we intend to exclude it as an expense when evaluating our core operating performance in any particular period. Accordingly, we have included share-based compensation expenses, along with royalty expenses to our former owner, and any other expenses and income that we do not consider reflective of our core operating performance, as an adjustment when calculating Adjusted EBITDA.
Our management uses Adjusted EBITDA:
•	in developing our internal budgets and strategic plan;

•	as a measurement of operating performance;

•	as a factor in evaluating the performance of our management for compensation purposes: and

•
in presentations to the members of our board of directors to enable our board to have the same measurement basis of operating performance as are used by management to compare our current operating results with corresponding prior periods and with the results of other companies in our industry.

Adjusted EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use Adjusted EBITDA in addition to, and not as an alternative for, net income, operating income, or any other performance measure presented in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of our liquidity.
The following table provides a reconciliation of net income to Adjusted EBITDA, which is a non-GAAP measure for the periods indicated:

	Three Months Ended
	March 31,
(In thousands)	2010	2009
	(Unaudited)
Net income	$11,480	$5,075
Plus: interest expense net of interest income	283	558
Plus: income tax expense	7,834	3,376
Plus: depreciation and amortization	2,587	1,558

EBITDA	22,184	10,567

Plus: royalty to former owner	74	74
Plus: exit costs	89	—
Plus: share-based compensation	1,037	764

Adjusted EBITDA	$23,384	$11,405

Grand Canyon Education, Inc. Reports First Quarter 2010 Results
GRAND CANYON EDUCATION, INC.
Balance Sheets

	March 31,	December 31,
(In thousands, except share data)	2010	2009
	(Unaudited)
ASSETS:
Current assets
Cash and cash equivalents	$97,883	$62,571
Restricted cash, cash equivalents and investments (of which $170 is unrestricted at December 31, 2009)	6,203	3,403
Accounts receivable, net of allowance for doubtful accounts of $7,848 and $7,553 at March 31, 2010 and December 31, 2009, respectively	13,890	13,802
Deferred income taxes	7,146	6,685
Other current assets	4,269	3,785

Total current assets	129,391	90,246
Property and equipment, net	75,127	67,370
Investments	—	360
Prepaid royalties	7,128	7,311
Goodwill	2,941	2,941
Deferred income taxes	5,633	5,956
Other assets	1,749	554

Total assets	$221,969	$174,738

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities
Accounts payable	$9,317	$8,762
Accrued liabilities	23,127	18,103
Accrued estimated litigation loss	5,200	5,200
Accrued exit costs	353	832
Income taxes payable	8,253	2,261
Deferred revenue and student deposits	45,283	23,204
Due to related parties	2,574	1,174
Current portion of capital lease obligations	725	751
Current portion of notes payable	2,121	2,105

Total current liabilities	96,953	62,392
Capital lease obligations, less current portion	692	868
Notes payable, less current portion and other	25,188	25,450

Total liabilities	122,833	88,710

Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2010 and December 31, 2009	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 45,702,415 and 45,657,946 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	457	457
Additional paid-in capital	71,898	70,100
Accumulated other comprehensive loss	(314)	(144)
Accumulated earnings	27,095	15,615

Total stockholders’ equity	99,136	86,028

Total liabilities and stockholders’ equity	$221,969	$174,738

Grand Canyon Education, Inc. Reports First Quarter 2010 Results
GRAND CANYON EDUCATION, INC.
Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2010	2009
		Restated
Cash flows provided by operating activities:
Net income	$11,480	$5,075
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	1,037	764
Excess tax benefits from share-based compensation	(492)	(9)
Amortization of debt issuance costs	16	—
Provision for bad debts	4,774	3,295
Depreciation and amortization	2,661	1,632
Exit costs	(479)	—
Deferred income taxes	(27)	(79)
Other	(39)	(14)
Changes in assets and liabilities:
Accounts receivable	(4,862)	(4,362)
Prepaid expenses and other	(1,655)	185
Due to/from related parties	1,400	1,210
Accounts payable	1,912	2,435
Accrued liabilities	5,024	1,920
Income taxes payable	6,251	3,381
Deferred revenue and student deposits	22,079	21,142

Net cash provided by operating activities	49,080	36,575

Cash flows used in investing activities:
Capital expenditures	(11,591)	(4,500)
Change in restricted cash and cash equivalents	(2,931)	1,187
Purchases of investments		(11)
Proceeds from sale or maturity of investments	487	—

Net cash used in investing activities	(14,035)	(3,324)

Cash flows provided by (used in) financing activities:
Principal payments on notes payable and capital lease obligations	(727)	(384)
Excess tax benefits from share-based compensation	492	9
Net proceeds from exercise of stock options	502	247

Net cash provided by (used in) financing activities	267	(128)

Net increase in cash and cash equivalents	35,312	33,123
Cash and cash equivalents, beginning of period	62,571	35,152

Cash and cash equivalents, end of period	$97,883	$68,275

Supplemental disclosure of cash flow information
Cash paid for interest	$195	$673
Cash paid for income taxes	$1,598	$138
Supplemental disclosure of non-cash investing and financing activities
Purchase of equipment through capital lease obligations	$—	$2,116
Purchases of property and equipment included in accounts payable	$(1,357)	$658
Tax benefit of Spirit warrant intangible	$259	$4,107

Grand Canyon Education, Inc. Reports First Quarter 2010 Results
The following is a summary of our student enrollment at March 31, 2010 and March 31, 2009 (which included less than 200 students pursuing non-degree certificates) by degree type and by instructional delivery method:

	March 31, 2010		March 31, 2009
	# of Students	% of Total	# of Students	% of Total
Graduate degrees (1)	16,213	41.7%	14,128	49.8%
Undergraduate degree	22,641	58.3%	14,265	50.2%

Total	38,854	100.0%	28,393	100.0%

	March 31, 2010		March 31, 2009
	# of Students	% of Total	# of Students	% of Total
Online (2)	35,796	92.1%	25,758	90.7%
Ground (3)	3,058	7.9%	2,635	9.3%

Total	38,854	100.0%	28,393	100.0%

(1)	Includes 615 and 162 students pursuing doctoral degrees at March 31, 2010 and 2009, respectively.

(2)	As of March 31, 2010 and 2009, 43.4% and 52.2%, respectively, of our Online students are pursuing graduate degrees.

(3)	Includes both our traditional on-campus students, as well as our professional studies students.